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                                                                                                         EXHIBIT 11.2
                                               CAI WIRELESS SYSTEMS, INC.
                                          COMPUTATION OF LOSS PER COMMON SHARE
                                                                                           Six Months Ended September 30,
                                                                                          --------------------------------
                                                                                                 1997           1996
                                                                                                 ----           ----
        PRIMARY LOSS PER COMMON SHARE:
          1         Net loss                                                                $(57,610,531)    $(36,477,449)
          2         Less preferred dividends                                                  (7,274,859)      (6,270,364)
                                                                                             -----------      -----------
          3         Loss applicable to common shareholders                                  $(64,885,390)    $(42,747,813)
                                                                                             ===========      ===========
          4          Weighted average shares outstanding                                      40,540,539       39,638,851
          5          Add additional shares issuable upon exercise of
                              outstanding stock options and warrants *                                 -                -
                                                                                             -----------      -----------
          6          Adjusted weighted average shares outstanding                             40,540,539       39,638,851
                                                                                             ===========      ===========
          7          Net loss per common share  (line 3 <divide> line 6)                          $(1.60)          $(1.08)
                                                                                                   -====            =====
         FULLY DILUTED LOSS PER COMMON SHARE:
          8          Line 3 above                                                           $(64,885,390)    $(42,747,813)
          9          Add back preferred dividends                                              7,274,859        6,270,364
         10          Add back interest, net of tax, assuming conversion of Term Notes          1,998,000        1,458,000
         11          Add back interest, net of tax, assuming proceeds from
                              exercise of warrants and options in excess of the
                              20% treasury stock buyback applied against
                              short-term debt                                                  2,871,000        6,300,000
                                                                                             -----------      -----------
         12          Adjusted net loss                                                      $(52,741,531)    $(28,719,449)
                                                                                             ===========      ===========
         13          Weighted average shares outstanding  (line 4)                            40,540,539       39,638,851
         14         Add additional shares issuable upon the assumed exercise
                             of outstanding stock options                                      2,195,937        1,274,134
         15         Add additional shares issuable upon the assumed exercise
                              of BANX warrants (Term Notes and Senior Preferred Stock)        36,751,085       36,751,083
         16         Add additional shares issuable upon the assumed exercise
                              of other warrants                                                2,852,453        2,235,541
         17       Add Series A preferred stock (not converted until November1996)                      -          115,500
         18        Deduct treasury stock repurchased with proceeds from the assumed
                             exercise of all options and warrants                             (8,108,108)      (8,076,957)
                                                                                             -----------      -----------
         19        Adjusted weighted average shares outstanding                               74,231,906       71,938,152
                                                                                             ===========      ===========
         20          Net loss per common share  (line 12 <divide> line 19)  **                    $(0.71)          $(0.40)
                                                                                                   -====            =====
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           *   For the calculation of loss per share, the inclusion of the assumed exercise of options and warrants is not dilutive for the periods presented and, therefore, such assumed exercise is excluded from the per share calculations.

          **   The fully diluted loss per share is anti-dilutive and is,
therefore, not presented in the Consolidated Statements of Operations.